EXHIBIT 23
                                                               ----------


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1998, included in the Current Report on Form
   8-K for NIPSCO Industries, Inc. dated December 31, 1997; our report dated January 30, 1998, included in the Annual Report on Form 10-K for NIPSCO Industries, Inc. for the year ended December 31, 1997; our report dated April 28, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the quarter ended March 31, 1998; our report dated
   July 29, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the quarter ended June 30, 1998; our report dated October 28, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the quarter ended September 30, 1998; and our report dated February 5, 1999, included in the Current Report on Form 8-K for NIPSCO Industries, Inc. dated February 8, 1999 and to all references made to our Firm included in this Registration Statement.


                                  /s/ Arthur Andersen LLP
                                 ___________________________________
                                 ARTHUR ANDERSEN LLP



   Chicago, Illinois
   February 12, 1999




























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